Exhibit 23.3
Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (No. 333-189220, 333-189222, 333-189223, 333-189224, 333-194578, 333-194581, 333-205542, 333-205543, and 333-254168) on Form S-8 of Liberty Global plc of our report dated March 28, 2023, with respect to the consolidated financial statements of VodafoneZiggo Group Holding B.V. which report appears in the Form 10-K/A of Liberty Global plc dated March 28, 2023.

/s/ KPMG Accountants N.V.
Amstelveen, The Netherlands

March 28, 2023